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                                                                EXHIBIT 10.60

                                  AMENDMENT TO
                       EMPLOYMENT AND GUARANTEE AGREEMENT


  This Amendment to the Employment and Guarantee Agreement of March 5, 1984, is made as of this 15th day of July, 1993 by and between PARTECH COMMUNICATIONS GROUP, INC. (the "Corporation"), a Nevada corporation, PARTECH HOLDINGS CORPORATION (the "Partech"), a Delaware corporation, and LEEWARD CAPITAL CORPORATION ("Leeward"), an Ohio corporation, which may be collectively referred to hereinafter as "Employer", each with its principal place of business at 3366 Riverside Drive, Suite 200, Columbus, Ohio 43221 and JOHN E. RAYL ("Rayl" or "Executive"), a person with his principal residence at 2706 Tremont Road, Upper Arlington, Ohio 43221.

                                   WITNESSETH

         WHEREAS, the Corporation is a wholly-owned subsidiary of Partech Holdings Corporation; and

         WHEREAS, the Corporation desires to employ Rayl as its President and Chief Executive Officer on the terms and conditions hereinafter set forth; and

         WHEREAS, Rayl is now President and Chief Executive Officer of Partech, is Chief Executive Officer of Leeward and is an officer and director of each of their subsidiaries and Partech and Leeward have entered have entered into certain Employment and Guarantee Agreements with Rayl dated the 1st of January, 1984 and the 5th of March, 1984 and as of the 1st day of November, 1985 (the "Agreements") attached and incorporated herein as Exhibits A, B and C, respectively; and

         WHEREAS, the Board of Directors of the Corporation elected Rayl as its President and Chief Executive Officer on July 26, 1992;

         NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:


                                  ARTICLE ONE

                                   EMPLOYMENT
                                   ----------

         1.1 DUTIES. The Corporation shall employ Rayl as President and Chief Executive Officer with full power, authority and responsibility to perform all duties necessary to make the company succeed subject only to the direction of the Corporation's Board of Directors.

         1.2 PERFORMANCE OF DUTIES. Rayl shall devote such time to his duties hereunder as is necessary to adequately discharge the responsibilities of the offices of President and Chief Executive Officer of the Corporation. As long as he is current in the performance of his duties, Rayl may also engage in other business activities unrelated to his positions with the Corporation, provided that such other activities do not in any way interfere with the satisfactory performance of his obligations hereunder including, without limitations, the performance of such duties as may be required of him by subsidiaries and affiliates.

         1.3 The Corporation, Partech and Leeward recognize that Rayl serves as an officer of each Company and their subsidiaries and agree that Rayl shall devote such time to his duties as, in his sole discretion, he deems necessary to adequately discharge such responsibilities.



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                                  ARTICLE TWO

                        INCORPORATION OF TERMS, PROVISIONS,
                        -----------------------------------
                            MODIFICATION AND GUARANTEE
                            --------------------------


         2.1 INCORPORATION OF TERMS. The Corporation, Partech, Leeward and Rayl hereby agree to incorporate herein the terms and provisions of Articles 2, 3, 4, 5, 6, and 7 of the Employment Agreement dated January 1, 1984 and those terms of the Employment and Guarantee Agreement dated the 5th day of March, 1984, and those terms of the Amendment to Employment and Guarantee Agreement dated as of the 1st day of November, 1985.

         2.2 COMPENSATION. The Corporation, Partech, Leeward and Rayl agree that Rayl shall be compensated during the term of this Agreement by the Corporation, Partech and Leeward in accordance with the terms and provisions of the Agreements incorporated herein as Exhibits A, B and C.

         2.3 MODIFICATION. Article Six, entitled "Change of Control" of the Employment Agreement attached as Exhibit A, provides at paragraph 6.2 thereto for a "Contingent Payment" to Rayl in the event of a Change of Control. The Corporation, Partech, Leeward and Rayl agree that there has been no "Change of Control" and Rayl agrees to waive any rights arising under paragraph 6.2 which might be due Rayl as a result of the issuance of shares of common stock by Partech upon exercise of its Class A and Class B Warrants through the date hereof.

         2.4 MODIFICATION OF TERM AND RENEWALS. The term of Rayl's employment shall be until July 31, 2004, unless earlier terminated for cause as provided for in Article Five of the Employment Agreement dated January 1, 1984. Rayl's employment under this Agreement shall continue thereafter for consecutive one-year terms without any further action by the parties hereto until terminated by written notice of either party given to the other no less than ninety days (90) prior to the end of the then current term. This Agreement is renewed in such manner until terminated by written notice as prescribed above.

         2.5 MODIFICATION OF INDEMNIFICATION. Section 7.1 shall be expanded, effective retroactively as of October 14, 1985 as follows:

         A. Partech Holdings Corporation and its subsidiaries (collectively "Partech") shall indemnify and hold Rayl harmless if Rayl is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that Rayl is or was a director or officer of Partech or is or was serving at the request of Partech as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Partech shall indemnify and hold Rayl harmless against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually incurred by Rayl in connection with such action or proceeding.

         B. Partech shall indemnify Rayl if he was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of or in the name of Partech to procure a judgment in its favor by reason of the fact that Rayl is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually incurred by Rayl in connection with the defense or settlement of such negotiation action or suit.

         C. Expenses incurred by Rayl in defending a civil or criminal action, suit or proceeding shall be paid by Partech upon request in advance of the final disposition of such action, suit or proceeding.

         D. The indemnification provided hereby shall not be deemed exclusive of all rights to which Rayl may be entitled under any bylaw, agreement, vote of stockholders or

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         disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue to Rayl as a person who has ceased to be a director, officer or agent as to claims arising during or as a result of his service to Partech and shall inure to the benefit of his heirs, executors and administrators.

         E. Partech shall, as soon as reasonably possible, purchase and maintain insurance on behalf of Rayl while he is serving as a director or officer of Partech or while serving at the request of Partech as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against Rayl and incurred by Rayl in any such capacity or arising out of his status as such.

         F. References to Partech shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its director, officer, employee or agent of such constituent corporation, or who is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position with respect to the resulting or surviving Corporation as he would have with respect to such constituent corporation as if its separate existence had continued.

         G. References to "fines" shall include any excise taxes and penalties assessed to Rayl with respect to any function; and references to "serving at the request of the corporation" shall include any service as a director or officer of the corporation which imposes duties on or involves services by Rayl. This indemnity shall cover Rayl for all responsibilities for Partech as an officer or director or as a representative including periods on or prior to the effective date of this Agreement.


                                 ARTICLE THREE

                                 MISCELLANEOUS
                                 -------------

         4.1 GUARANTEE. The Corporation, Partech and Leeward hereby jointly and severally guarantee to Rayl the performance of the Corporation, Partech and Leeward of each of the terms and conditions of the Agreements and this Amendment to the Agreements. The Corporation, Partech and Leeward hereby jointly and severally guarantee the terms, provisions, and any and all payments due under the Agreements or as modified herein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


  EMPLOYERS:                                    EXECUTIVE:

  PARTECH COMMUNICATIONS GROUP, INC.

  By:    /s/ MARK S. MANAFO                     /s/ JOHN E. RAYL
      ------------------------------------      -----------------------------
                                       Title    John E. Rayl

  PARTECH HOLDINGS CORPORATION

  By:    /s/ THOMAS E. REYNOLDS, SECRETARY
      ------------------------------------
                                       Title

  LEEWARD CAPITAL CORPORATION

  By:   /s/ THOMAS E. REYNOLDS, SECRETARY
      ------------------------------------
                                       Title

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